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                                                                     EXHIBIT 4.6


                     AMENDMENT NUMBER 2 TO RIGHTS AGREEMENT


     This AMENDMENT TO RIGHTS AGREEMENT is made as of November 7, 1999, by and between Paging Network, Inc. ("Company") and The First National Bank of Boston, as Rights Agent ("Rights Agent").

     WHEREAS, the Company has adopted that certain Rights Agreement ("Rights Agreement"), dated as of September 8, 1994, as amended by Amendment Number 1, dated March 16, 1999, each by and between the Company and the Rights Agent (all capitalized terms used and not defined herein shall be as defined in the Rights Agreement, as amended hereby);

     WHEREAS, the Senior Vice President and General Counsel of the Company has executed and delivered to the Rights Agent a certificate that states that the proposed amendments to the Rights Agreement set forth herein are in compliance with the terms of Section 28 of the Rights Agreement;

     WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of November 7, 1999 ("Merger Agreement"), by and among the Company, Arch Communications Group, Inc. and St. Louis Acquisition Corp. ("Merger Sub"), Merger Sub will merge with and into the Company;

     WHEREAS, the Company and the Rights Agent wish to enter into this Amendment Number 2 to Rights Agreement in furtherance thereof.

     NOW, THEREFORE, for good and valid consideration, the receipt and sufficiency of which are acknowledged, the parties hereby amend the Rights Agreement as follows:

Article 1. The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is amended to insert the following text immediately after the period concluding the definition:

     "Notwithstanding the foregoing or anything to the contrary in this Rights Agreement, "Acquiring Person" shall not include Arch Communications Group, Inc., a Delaware corporation ("Arch"), St. Louis Acquisition Corp., a Delaware corporation ("Merger Sub"), any Affiliate of Arch or Merger Sub, any Associate of Arch or Merger Sub, any Beneficial Owner of Arch or Merger Sub, or any committee of the holders of Ranger Notes (as defined in the Agreement and Plan of Merger among the Company, Arch and Merger Sub dated as of November 7, 1999 (the "Merger Agreement")) formed for the purpose of negotiating the Ranger Exchange Offer (as defined in the Merger Agreement)."

Article 2. The definition of "Adverse Person" set forth in Section 1(b) of the Rights Agreement is amended to insert the following text immediately after the period concluding the definition:


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     "Notwithstanding the foregoing or anything to the contrary in this Rights
     Agreement, "Adverse Person" shall not include Arch or Merger Sub, any Affiliate of Arch or Merger Sub, any Associate of Arch or Merger Sub, any Beneficial Owner of Arch or Merger Sub, or any committee of the holders of Ranger Notes (as defined in the Merger Agreement) formed for the purpose of negotiating the Ranger Exchange Offer (as defined in the Merger Agreement)."

Article 3. The definition of "Triggering Event" set forth in Section 1(r) of the Rights Agreement is amended to insert the following text immediately after the period concluding the definition:

     "Notwithstanding the foregoing or anything to the contrary in this Rights Agreement, a Triggering Event shall not include, and shall not occur by virtue of: (i) the negotiation, execution, preparation, or delivery of that certain merger agreement, by and among the Company, Arch or Merger Sub ("Merger Agreement"); (ii) the negotiation, execution, preparation, or delivery of any or all of the agreements, undertakings, documents, instruments, certificates, registrations, notices, or statements referred to in, or contemplated by, the Merger Agreement ("Transaction Agreements");
     (iii) the consummation of any transaction permitted under the Merger Agreement or the Transaction Agreements; (iv) the acquisition or purchase of Common Shares by Arch or Merger Sub, any Affiliate of Arch or Merger Sub, any Associate of Arch or Merger Sub, or any Beneficial Owner of Arch or Merger Sub, or (v) the formation of any committee of the holders of Ranger Notes (as defined in the Merger Agreement) for the purpose of negotiating the Ranger Exchange Offer (as defined in the Merger Agreement)."

Article 4. The definition of "Distribution Date" set forth in Section 3 of the Rights Agreement is amended to insert the following text immediately after the period concluding the definition:

     "Notwithstanding the foregoing or anything to the contrary in this Rights Agreement, the Company and the Rights Agent hereby acknowledge and agree that a Distribution Date shall not include, and shall not occur by virtue of: (i) the negotiation, execution, preparation, or delivery of the Merger Agreement or the Transaction Agreements; (ii) the consummation of any transaction permitted under the Merger Agreement or the Transaction Agreements; or (iii) the formation of any committee of the holders of Ranger Notes (as defined in the Merger Agreement) for the purpose of negotiating the Ranger Exchange Offer (as defined in the Merger Agreement)."

Article 5. Section 7(a) of the Rights Agreement is amended by deleting the current Section 7(a) and substituting in lieu thereof the following:

     "Subject to subsection (e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any


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     time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Common Share (or such other number of Common Shares or other securities) as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on September 27, 2004 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 24 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in Section 25 hereof, or (iv) immediately prior to the Merger (as defined in the Merger Agreement) (such earliest time being herein referred to as the "Expiration Date")."

                                    * * * * *


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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment to Rights Agreement as of the date first written above.


PAGING NETWORK, INC.


By: /s/ JOHN P. FRAZEE, JR.
   -----------------------------------
Name:  John P. Frazee, Jr.
Title: Chairman of the Board and
       Chief Executive Officer


THE FIRST NATIONAL BANK OF BOSTON,
as Rights Agent


By:
   -----------------------------------
Name:  Carol Mulvey-Eori
Title: Managing Director

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment to Rights Agreement as of the date first written above.


PAGING NETWORK, INC.


By:
   -----------------------------------
Name:  John P. Frazee, Jr.
Title: Chairman of the Board and
       Chief Executive Officer


BANKBOSTON, N.A.
as Rights Agent

By: /s/ Carol Mulvey-Eori
   -----------------------------------
Name:  Carol Mulvey-Eori
Title: Managing Director